Exhibit 99.1

John W. Tietjen	Thomas Walsh
Executive Vice President &	Investor/Media Relations
Chief Financial Officer	MWW Group
Sterling Bancorp	twalsh@mww.com
john.tietjen@sterlingbancorp.com	201.964.2464
212.757.8035

FOR IMMEDIATE RELEASE

STERLING NATIONAL BANK TO SERVE LOWER MANHATTAN WITH A
NEW PRIVATE & PROFESSIONAL FULL SERVICE BANKING CENTER

Manhattan Borough President C. Virginia Fields Attends Ceremony

NEW YORK, N.Y., May 19, 2005 – Sterling National Bank, the principal banking subsidiary of financial holding company Sterling Bancorp (NYSE: STL), today announced the official opening of a full service branch located at 42 Broadway in lower Manhattan.

Sterling celebrated the opening with a ribbon cutting ceremony that was attended by Manhattan Borough President C. Virginia Fields and Chairman and CEO of Empire State Development Corporation, along with Chairman Louis J. Cappelli, President John C. Millman and other senior staff. During the ceremony Mr. Cappelli was presented with a proclamation from the office of the Manhattan Borough President commending Sterling. The ceremony was followed by a reception for the local business community and clients.

“Sterling is excited to open our latest office at 42 Broadway expanding our presence into lower Manhattan. This will bring our distinctive combination of high tech banking solutions, broad range of products and personalized customer service to another thriving New York community,” commented Louis J. Cappelli. “In a rapidly consolidating banking market, Sterling is a New York bank that truly understands the City we have called home for over 75 years. We are proud to serve the small and middle market businesses and professionals who want and need the kind of banking relationships they cannot find at a large money center bank, and we look forward to working with law firms, accounting firms, local business owners, as well as companies in the staffing and services industries.”

“It is great news that Sterling National Bank has established a branch in Lower Manhattan, making a commitment and investment to help revitalize the area,” said Empire State Development Chairman Charles A. Gargano. “As businesses small and large continue to grow and expand downtown, Sterling will be a strong partner in serving their financial needs. For the past three and a half years, we have worked together with the city to retain and bring new jobs to downtown as part of our responsibility to restore and rebuild the community. Together with partners like Sterling we are building the future.”

The new Manhattan banking center will provide an uncompromising level of service, including flexible banking hours as well as appointment banking, in order to present customers with convenient financial services in terms of both time and location. Sterling’s experienced team of professionals will offer clients a broad range of banking and financial service products including international trade and cash management services, brokerage and investment services, commercial lines of credit and term loans, commercial real estate financing as well as alternative forms of financing including factoring, asset-based lending and equipment leasing products customized to meet each client’s individual needs.

In addition, Sterling National Mortgage will offer various residential mortgage options at the branch including loans ranging from conventional to non-conforming and alternate-A products.

About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.9 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, Virginia and North Carolina and conducts business throughout the U.S.

This press release may contain statements, including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, and other statements regarding matters that are not historical facts, that are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Cautionary Statement Regarding Forward-looking Statements” in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.